EXHIBIT (10)(130)

ALLONGE NO. 16 TO SECURED NOTE ISSUED FEBRUARY 22, 2012

This Allonge No. 16 to Secured Note (“Allonge”) is made as of this 11th day of February, 2014, by Attitude Drinks Inc., a Delaware corporation (“Borrower”) to Alpha Capital Anstalt (“Lender”).  Reference is hereby made to that certain Secured Note issued by Borrower to Lender dated February 22, 2012 (“Note”).  Except as amended hereby, the terms of the Note remain as originally stated.

The Principal Amount as stated on the face of the Note shall be increased to $1,840,000.00 ($175,000 – Principal Amount of Note dated February 22, 2012) + ($75,000.00 – Allonge #1 dated on or about 8/22/12) + ($150,000 – Allonge #2 dated on or about 10/15/12) + ($135,000 – Allonge #3 dated on or about 11/9/12) + ($165,000 – Allonge #4 dated on or about 12/6/12) + ($165,000 – Allonge #5 dated on or about 1/13/12) + ($220,000 – Allonge #6 dated on or about 1/14/13) + ($40,000 – Allonge #7 on or about February 15, 2013) + ($71,500 – Allonge #8 on or about 4/11/13) + ($88,000 – Allonge #9 on or about June 5, 2013) and + ($88,000 – Allonge #10 on or about 6/22/13) + ($82,500 – Allonge #11 on or about 7/23/13) + ($110,000 – Allonge #12 on or about 8/8/13) + ($110,000 – Allonge #13 on or about 8/8/13) + ($55,000 – Allonge #14 on or about 10/28/13) ($55,000 – Allonge #15 on or about 11/15/13) + ($55,000 – Allonge 16 hereto).   The amendment to the Principal Amount due and owing on the Note described herein notwithstanding, Lender does not waive interest that may have accrued at a default rate of interest and liquidated damages, if any, that may have accrued on the Note through the date of this Allonge, which default interest and liquidated damages, if any, remain outstanding and payable.

IN WITNESS WHEREOF, this Allonge is executed as of the date written above.

ATTITUDE DRINKS INC.

By:	/s/ Roy G. Warren
Name:	Roy G. Warren
Title:	President and CEO